EXHIBIT 1.(10)(b)

[USAA LOGO] USAA LIFE INSURANCE COMPANY

           AGREEMENT FOR EXCHANGE OF INSURANCE AND ANNUITY CONTRACTS
                  UNDER SECTION 1035 OF INTERNAL REVENUE CODE

USAA/Policy Number ______________________

Social Security Number______________________

ATTACH THIS FORM AND YOUR CURRENT POLICY TO YOUR APPLICATION.

I _______________________________________, the undersigned, own the following:

   [ ] LIFE INSURANCE POLICY    [ ] ENDOWMENT POLICY    [ ] ANNUITY CONTRACT

 POLICY (CONTRACT) NUMBER:     ISSUED BY:            ADDRESS:          ON THE LIFE OF:
 _________________________     __________     ____________________     _______________
 _________________________     __________     ____________________     _______________
 _________________________     __________     ____________________     _______________

collectively called "Old Policy(s)" which I hereby agree to exchange pursuant to Section 1035 of the Internal Revenue Code for:

   [ ] A LIFE INSURANCE POLICY      [ ] AN ANNUITY CONTRACT

called "New Policy" on the life of the same insured named in the Old Policy(s) if USAA LIFE INSURANCE COMPANY ("USAA Life") approves my application, dated ________ for the New Policy and I accept it.

In consideration of USAA Life's furnishing this form and assisting me with the exchange of contracts under Section 1035 of the Internal Revenue Code, I hereby further represent and agree as follows:

AT THE TIME OF THE EXCHANGE,  IS THE OLD POLICY A MODIFIED  ENDOWMENT CONTRACT
(MEC) UNDER INTERNAL REVENUE CODE SECTION 7702A?

   [ ] YES      [ ] NO

1.    OWNERSHIP OF OLD POLICY
      I am the sole owner of the Old Policy(s). No other person (including fiduciaries whether or not court-appointed), firm, corporation or governmental unit has any legal or equitable claim or interest in or against the Old Policy(s), except as follows (describe):

      NOTE: COLLATERAL ASSIGNEES, IRREVOCABLE BENEFICIARIES, ETC. MUST SIGN ON BACK OF FORM AS INDICATED.

2.    ABSOLUTE ASSIGNMENT OF OLD POLICY(S)
      I hereby assign, irrevocably transfer and deliver the Old Policy(s) described above to USAA LIFE INSURANCE COMPANY, San Antonio, Texas, Federal ID #74-1472662, together with all right, title and interest therein and thereto. My copy of this form is my receipt for the Old Policy(s).

3.    USAA LIFE WILL NOT PAY PREMIUMS ON OLD POLICY(S)
      I understand and agree that USAA Life is not obligated to and will not make any premium payments on the Old Policy(s). Therefore, I further agree for myself, my heirs and assigns that USAA Life is not liable if the Old Policy(s) lapses for non-payment of premiums. I understand that if the Old Policy(s) is reassigned to me under the terms of Paragraph 5, and it has lapsed because premiums have not been paid, I can reinstate it only if the terms of the Old Policy(s) permit it to be reinstated.

4.    SURRENDER OF OLD POLICY(S)
      I understand and agree that:
      FOR A LIFE INSURANCE POLICY
      If USAA Life approves and issues the New Policy, and I accept it, USAA Life will apply for the surrender of the Old Policy(s) for its cash value after the New Policy is delivered to me.
      As of the Surrender Date, if the Old Policy(s) is a life insurance or endowment policy, it will no longer provide life insurance protection in the event of the insured's death.


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      If the insured under the Old Policy(s)  dies BEFORE the Surrender  Date, and USAA Life's Home Office is given written notice of the death before the Surrender Date, USAA Life will reassign the Old Policy(s) to the owner or the owner's legal representative. The beneficiary named in the Old Policy(s) may then apply to the issuer of the Old Policy(s) for any death benefit available under the Old Policy(s). Upon such reassignment, USAA Life shall be discharged from all liability with respect to the Old Policy(s). FURTHER, IN THIS SITUATION, USAA LIFE SHALL NOT BE OBLIGATED OR HAVE ANY LIABILITY TO PAY DEATH PROCEEDS TO ANY BENEFICIARY UNDER THE NEW POLICY EXCEPT TO THE EXTENT SAID PROCEEDS EXCEED THE DEATH PROCEEDS OF THE OLD POLICY.

      If the insured dies ON or AFTER the Surrender Date, I understand that no death benefits will be available under the Old Policy(s). I understand that the cash values of the Old Policy(s) will be applied by USAA Life as a non-repeating premium under the New Policy.

      FOR AN ANNUITY CONTRACT
      If USAA Life approves my application, it will apply for the surrender of the Old Policy(s) for its cash value. Upon receipt of the cash proceeds, USAA Life will issue a New Policy for delivery to me.

      FOR ALL POLICIES
      USAA Life will apply the entire cash surrender value it receives from the Old Policy(s) as a non-repeating premium for the New Policy issued by USAA Life.

5.    REASSIGNMENT OF OLD POLICY(S)
      In the event:

            o     USAA Life declines my application for the New Policy; or
            o     I refuse to accept the New Policy; or
            o I return the New Policy to USAA Life under the Free Look Provision of the New Policy; or
            o The insured under the Old Policy(s) dies BEFORE the Surrender Date, and written notice of the death is given to USAA Life's Home Office BEFORE the Surrender Date;

      then this Agreement shall be null and void and USAA Life shall reassign the Old Policy(s) to me or my legal representative, whereupon USAA Life shall have no further obligation with respect to the Old Policy(s). I UNDERSTAND THAT AFTER THE SURRENDER DATE, THE OLD POLICY(S) CANNOT BE RETURNED TO ME AND THAT NO DEATH BENEFIT WILL BE PAID UNDER IT IF THE INSURED DIES.

6.    ACKNOWLEDGEMENT OF RESPONSIBILITY FOR TAX OBLIGATIONS
      I understand and agree that USAA Life is furnishing this form and participating in this transaction at my specific request. Accordingly, I am not relying on USAA Life, its agents or employees for any tax advice whatsoever with respect to this transaction. I understand that any tax obligations resulting from this transaction are mine. Further, I assume any and all risk with respect to the accomplishment of a valid Section 1035 exchange under the Internal Revenue Code.

      I also request that the surrendering company send to USAA Life a report on any taxable gain or loss on Old Policy(s).

7.    COVERAGE OF NEW POLICY (LIFE INSURANCE ONLY)
      I understand that this Agreement creates no insurance.

8.    SIGNATURES

      Signed at  X_________________________________  On  X_____________________________
                          (City and State)                           (Date)
                 X_________________________________      X_____________________________
                              (Owner)                               (Witness)
                 X_________________________________      X_____________________________
                  (Irrevocable Beneficiary, if any)       (Collateral Assignee, if any)

                      FOR USAA LIFE HOME OFFICE USE ONLY
   Received and recorded at the Home Office of USAA LIFE INSURANCE COMPANY:

Date: ________________________  By:___________________________________________
                                   Edward Ray Dinstel, Vice President  or
                                   Pattie McWilliams, Assistant Vice President


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